Press Release www.shire.com

BLOCK LISTING SIX MONTHLY RETURN

November 24, 2014 - Shire plc (LSE: SHP, NASDAQ: SHPG)

Name of applicant:		Shire plc
Name of scheme:		2000 Executive Share Option Scheme
Period of return:	From:	May 23, 2014	To:	November 22, 2014
Balance of unallotted securities under scheme(s) from previous return:		3,406,623
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		Nil
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		3,406,623

Name of applicant:		Shire plc
Name of scheme:		Shire Sharesave Scheme
Period of return:	From:	May 23, 2014	To:	November 22, 2014
Balance of unallotted securities under scheme(s) from previous return:		210,392
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		2,634
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		207,758

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Name of applicant:		Shire plc
Name of scheme:		Portfolio Share Plan
Period of return:	From:	May 23, 2014	To:	November 22, 2014
Balance of unallotted securities under scheme(s) from previous return:		1,594,259
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		Nil
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		456,045
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		1,138,214

Name of applicant:		Shire plc
Name of scheme:		Employee Stock Purchase Plan
Period of return:	From:	May 23, 2014	To:	November 22, 2014
Balance of unallotted securities under scheme(s) from previous return:		422,301
Plus: The amount by which the block scheme(s) has been increased since the date of the last return (if any increase has been applied for):		500,000
Less: Number of securities issued/allotted under scheme(s) during period (see LR3.5.7G):		397,591
Equals: Balance under scheme(s) not yet issued/allotted at end of period:		524,710

Name of contact:	Tony Guthrie, Deputy Company Secretary
Address of contact:	Hampshire International Business Park Basingstoke, Hampshire, RG24 8EP
Telephone number of contact:	01256 894746

For further information please contact:

Investor Relations

Jeff Poulton	jpoulton@shire.com	+1 781 482 0945

Sarah Elton-Farr	seltonfarr@shire.com	+44 1256 894157

NOTES TO EDITORS

Shire enables people with life-altering conditions to lead better lives.

Our strategy is to focus on developing and marketing innovative specialty medicines to meet significant unmet patient needs.

We focus on providing treatments in Neuroscience, Rare Diseases, Gastrointestinal, and Internal Medicine and we are developing treatments for symptomatic conditions treated by specialist physicians in other targeted therapeutic areas, such as Ophthalmology.

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